SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            June 28, 2002
                            -------------
                            Date of Report
                  (Date of Earliest Event Reported)

                   VENTURES-NATIONAL INCORPORATED
                   ------------------------------
       (Exact Name of Registrant as Specified in its Charter)


       Utah                2-98075-D               87-0433444
       ----                ---------               ----------
(State or other       (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)


                    5525 South 900 East, Suite 110
                      Salt Lake City, Utah 84117
                      --------------------------
             (Address of Principal Executive Offices)


                         (801) 262-8844
                         --------------
                  Registrant's Telephone Number



                               N/A
                               ---
      (Former Name or Former Address if changed Since Last Report)

Item 5.  Other.

     On June 28, 2002, Ventures-National Incorporated, a Utah Corporation ("Ventures"), entered into a Letter of Intent that was amended on July 1, 2002, with Titan EMS, Inc., a Delaware Corporation ("Titan"), for the exchange of "restricted securities" that are shares of common stock of Ventures, for all of the issued and outstanding securities of Titan (the "Reorganization"), following the merger of the assets (excluding its real estate) of SVPC Partners, LLC, a Delaware limited liability company, a related party to Titan ("SVPC"), into Titan. A copy of the Amended Letter of Intent is attached hereto and incorporated by reference. See Item 7. If the Reorganization is completed, it will result in a change in control of Ventures; however, there are substantial conditions to be satisfied prior to the closing of the Reorganization, and accordingly, no assurance can be given that the Reorganization will be completed.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

                                                Exhibit
Description of Exhibit*                          Number
-----------------------                          ------

Amended Letter of Intent                           2.1

     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

Item 9.   FD Disclosure

     See Item 5 and Exhibit 2.1.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VENTURES-NATIONAL INCORPORATED

Date: 7/11/02                   By /s/John Winchester
      --------                  -----------------------------
                                John Winchester
                                President and Director